UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021

CYRUSONE INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2850 N. Harwood Street, Suite 2200
Dallas, TX 75201
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (972) 350-0060
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CONE	The NASDAQ Global Select Market
1.450% Senior Notes due 2027	CONE27	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
On and effective May 18, 2021, the Board of Directors of CyrusOne Inc., a Maryland corporation (the “Company”), amended and restated the Company’s Amended and Restated Bylaws. The following is a summary of changes effected by adoption of the Amended and Restated Bylaws, which is qualified in its entirety by reference to the Amended and Restated Bylaws filed as Exhibit 3.1 hereto and incorporated by reference. The Amended and Restated Bylaws are referred to herein as the amended Bylaws.
Article II. Meetings of Stockholders.
Adjournment. The amended Bylaws provide that, if a meeting of stockholders is adjourned by the chair of the meeting, the date, time and place of the meeting, as reconvened, shall be either (i) announced at the meeting or (ii) provided at a future time through means announced at the meeting.
Article XIV. Exclusive Forum for Certain Litigation.
Exclusive Forum for Certain Litigation. The amended Bylaws clarify that the state law exclusive forum provisions do not apply to actions arising under federal securities laws. In addition, the amended Bylaws provide that, unless the Company consents in writing to the selection of an alternative forum, the U.S. federal district courts shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
In addition to the amendments described above, the amended Bylaws include certain changes to (1) clarify language, (2) comply with or conform to Maryland law and (3) make various technical corrections and ministerial changes.
Item 5.07. Submission of Matters to a Vote of Security Holders
The Company held its annual meeting of stockholders on May 18, 2021. The final voting results are set forth below.
Proposal 1: The stockholders elected each of the eight director nominees to the Board of Directors of the Company to serve until the next annual meeting of stockholders or until his or her respective successor is duly elected and qualified, as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce W. Duncan	106,410,798	1,193,364	5,122,604
David H. Ferdman	107,219,890	384,272	5,122,604
John W. Gamble, Jr.	107,206,279	397,883	5,122,604
T. Tod Nielsen	105,224,551	2,379,611	5,122,604
Denise Olsen	107,209,507	394,655	5,122,604
Alex Shumate	107,029,942	574,220	5,122,604
William E. Sullivan	106,708,247	895,915	5,122,604
Lynn A. Wentworth	106,307,047	1,297,115	5,122,604
Proposal 2: The stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
98,809,015	8,655,117	140,030	5,122,604
Proposal 3: The stockholders approved, on an advisory basis, the frequency of advisory votes on executive compensation, as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
105,336,026	27,242	2,136,360	104,535	5,122,604
In light of these results, the Company will continue to hold an advisory vote on executive compensation every year. The Board of Directors will reevaluate this determination after the next advisory vote on the frequency of advisory votes on executive compensation.

Proposal 4: The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,179,006	487,798	59,963	—
Item 9.01. Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of CyrusOne Inc.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

Date: May 24, 2021	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel & Secretary